Exhibit 99.1

Monster Digital, Inc. Announces Initial Closing of Private Placement

SIMI VALLEY, CA — November 29, 2016 — Monster Digital, Inc. (NASD: MSDI) (“Monster Digital” or the “Company”), which develops, markets and distributes Monster Digital® branded products for use in high-performance consumer electronics, mobile products and computing applications, today announced that it has completed an initial closing of $500,000 of its common stock in a private placement transaction to Gibralt Capital Corporation, further to which the Company is offering up to $2.5 million of its common stock at a per share purchase price of $1.50. In addition, the Company today announced the closing of the sale of $250,000 of its common stock to David Clarke, Chairman and Chief Executive Officer of Monster Digital, at a per share purchase price of $1.65. The Company expects to use the net proceeds for working capital and general corporate purposes. The private placement is being co-managed by two nationally recognized investment banks.

This notice is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

The securities offered have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The Company has agreed to register the shares. Securities of the Company are offered only to accredited investors.

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster and Monster Digital are registered trademarks of Monster Products, Inc. in the U.S. and other countries.

For more information about the Company, please visit http://www.monsterdigital.com

Exhibit 99.1

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward looking statements include, but are not limited to, statements that relate to the existing and anticipated closings of the placement. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2016, (Registration No. 333-207938). Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

PCG Advisory

Investors:

Vivian Cervantes

D: 212-554-5482

vivian@pcgadvisory.com